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                                         MORGAN & COMPANY
                                         CHARTERED ACCOUNTANTS






                    INDEPENDENT AUDITORS' CONSENT



We consent to the use, in the Registration Statement of RRUN Ventures Network, Inc., on Form S-8 relating to the registration of stock options granted pursuant to the stock options plan of RRUN Ventures Network, Inc. of our Auditor's Report, dated September 18, 2001, on the balance sheet of RRUN Ventures Network, Inc. as at June 30, 2001, and the related statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the year ended June 30, 2001.

In addition, we consent to the reference to us under the heading
"Interests of Named Experts and Counsel" in the Registration
Statement.



Vancouver,  Canada                                /s/ Morgan  &  Company

March 8, 2002                                     Chartered  Accountants



Tel: (604) 687-5841      Member of         P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075        ACPA          Suite 1488-700 West Georgia St.
www.morgan-cas.com      International             Vancouver, B.C. V7Y1A1